UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2006

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, VA 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 8, 2006, the Board of Directors approved the 2006 Senior Lending Officer Bonus Guidelines (the “Guidelines”). Among the employees eligible to receive bonuses under this program are executive officers Julie R. Anderson and Gregory P. Marshall. The Guidelines contain both organizational and individual performance objectives. Under the Guidelines, the Company must achieve a minimum return on average assets or a minimum return on average equity for the year for the maximum cash bonuses to be paid. Individual performance measures include; obtaining growth goals, cross selling other products and generating fee income, and satisfactory management of loan portfolios, including satisfactory levels of credit quality.

On August 8, 2006 the Board of Directors approved an amendment to the Hampton Roads Bankshares and Bank of Hampton Roads (the “Company”) Executive Savings Plan (the “Plan”). Certain participants, including the Company’s executive officers, will be permitted to increase the level of their contribution from 5% to 10% of their annual compensation at the time of entry into the Plan to 5% to 10% of their 2005 annual compensation.

This information is being furnished pursuant to Item 1.01 “Entry into a Material Definitive Agreement” of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date August 22, 2006	By:	/s/ Jack W. Gibson
Jack W. Gibson
President and Chief Executive Officer

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